As filed with the Securities and Exchange Commission on February 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NextPlat Corp

(Exact name of registrant as specified in its charter)

Nevada	65-0783722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

Charles M. Fernandez

Chief Executive Officer

18851 N.E. 29th Ave., Suite 700

Aventura, FL 33180

(305) 560-5355

(Address of principal executive offices, including zip code)

Copies to:

Ralph V. De Martino, Esq.

Johnathan C. Duncan, Esq.

Schiff Hardin LLP

901 K Street NW, Suite 700

Washington, DC 20001

Tel: (202) 724-6848

Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 15, 2022

PROSPECTUS

2,269,950 shares of Common Stock

Offered by the Selling Stockholders of

NextPlat Corp

This prospectus relates to the offering on a resale basis of up to (i) 2,229,950 shares of our common stock, par value $0.0001 per share (“Common Stock”) that were issued in connection with a private placement transaction to the selling stockholders identified herein (the “Selling Stockholders”) and (ii) 40,000 shares of Common Stock issued in connection with compensation arrangements with Douglas Ellenoff, our Director, Vice Chairman and Chief Business Development Strategist. The shares of Common Stock may be offered hereby for sale from time to time by the Selling Stockholders. We will not receive any of the proceeds from the sale of our shares by the Selling Stockholders.

The Selling Stockholders may sell any or all of the shares on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Stockholders and the times and manners in which they may offer and sell our shares is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus. While we will bear all costs, expenses and fees in connection with the registration of the shares, we will not receive any of the proceeds from the sale of our shares by the Selling Stockholders.

Our shares are currently traded on the Nasdaq Capital Market under the symbol “NXLP”. On February 11, 2022, the closing price for our shares on Nasdaq was $3.29 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS DATED _______, 2022

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ABOUT THIS PROSPECTUS

This prospectus is filed in conjunction with a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders may from time to time offer and sell or otherwise dispose up to 2,269,950 shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

●	“shares,” “common shares,” and “common stock” are to shares of our common stock, par value $0.0001 per share.

●	“US$” and “U.S. dollars” are to the legal currency of the United States.

●	“we,” “us,” “our,” refer to NextPlat Corp (formerly Orbsat Corp), a Nevada corporation, and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8090. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 22, 2021 and

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 17, 2021, August 17, 2021 and November 15, 2021, respectively;

●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on March, 11, 2021, April 9, 2021, May 7, 2021, May 28, 2021, June 7, 2021, June 23, 2021, June 28, 2021, July 13, 2021, August 12, 2021, August 30, 2021, October 1, 2021, October 8, 2021, December 22, 2021, January 5, 2022, January 11, 2022, January 20, 2022 and January 27, 2022;

●	our Definitive Proxy Statement on Schedule 14A filed on November 19, 2021;

●	the description of our common stock, par value $0.0001 per share contained in our prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-253027), originally filed with the U.S. Securities and Exchange Commission on February 12, 2021, as thereafter amended and supplemented from time to time; and

●	all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the sale of all the securities registered hereunder or the termination of the registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180. Our telephone number is (305) 560-5355.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 10 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “NXPL,” the “Company” and similar designations refer to NextPlat Corp (formerly Orbsat Corp), unless otherwise indicated or as the context otherwise requires.

Our Company

We are a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. We intend to collaborate with businesses to optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. We also operate an e-commerce communications services division offering voice, data, tracking, and IoT services to customers in 195 countries through multiple global storefronts.

Expanding beyond our current global network of online storefronts serving thousands of consumers, enterprises, and governments, we intend to develop a next generation platform for digital assets built for Web3. Our new platform will enable the use of a range of digital assets including non-fungible tokens (“NFTs”) in e-commerce and in community-building activities.

Through our Global Telesat Communications Ltd and Orbital Satcom Corp business units, we provide Mobile Satellite Services (“MSS”) solutions to fulfil the growing global demand for satellite-enabled voice, data, personnel and asset tracking, Machine-to-Machine (M2M) and Internet of Things (IoT) connectivity services. We provide these solutions for businesses, governments, military, humanitarian organizations, and individual users, enabling them to communicate, connect to the internet, track and monitor remote assets and lone workers, or request SOS assistance via satellite from almost anywhere in the world, even in the most remote and hostile of environments.

We provide voice, data communications, IoT and M2M services via Geostationary and Low Earth Orbit (“LEO”) satellite constellations and offer reliable connectivity in areas where terrestrial wireless or wireline networks do not exist or are limited, including remote land areas, open ocean, airways, the polar regions and regions where terrestrial networks are not operational, for example due to political conflicts and natural or man-made disasters.

We have expertise and long-term experience in providing tracking and monitoring services via satellite, specifically through the Globalstar Low Earth Orbit satellite network. We own unique network infrastructure devices, known as appliqués, which are located in various Globalstar ground stations around the world and provide the signal receipt and processing technology that enables and powers the Globalstar simplex data service. Our ownership of these appliqués provides us with competitive access to the global simplex data service which addresses the market demand for a small and cost-effective solution for sending data, such as geographic coordinates, from assets or individuals in remote locations to a central monitoring station and is used in numerous applications such as tracking vehicles, asset shipments, livestock, and monitoring unattended remote assets. In addition, we also provide tracking and monitoring solutions using Automatic Identification System (AIS), 2G-5G, Push-to-Talk and two-way radio technology.

We generate revenue from both the provision of services and the sale of equipment. Higher margin recurring service revenue from the sale of monthly, annual, and prepaid airtime or messaging plans has historically represented an increasing proportion of our revenue, and we expect that trend to continue as we introduce new products requiring associated airtime or messaging plans.

We provide our products and services directly to end users and reseller networks located both in the United States and internationally through our subsidiaries, U.S. based Orbital Satcom Corp (“Orbital Satcom”) and U.K. based Global Telesat Communications Limited (“GTC”). We have a physical presence in the United States and the United Kingdom, as well as an ecommerce storefront presence in 16 countries across 5 continents. We have a diverse geographical customer base having provided solutions to more than 50,000 customers located in more than 165 countries across most every continent in the world.

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MSS Products

Our MSS products rely on satellite networks for voice, data and tracking connectivity and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals wishing to communicate or connect to the internet from remote locations, or in the event of an emergency such as a power outage, following a hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available.

Our satellite communications products enable users to make voice calls, send and receive text messages and emails, and transmit GPS location coordinates from virtually anywhere on the planet, no matter how remote the location and regardless of the availability of local communication infrastructure. Our range of satellite data products allow users all around the world to connect to the internet, stream live video, and communicate via voice and data applications.

We are a provider of GPS enabled emergency locator distress beacons that can save lives, on land and at sea. Our distress beacons enable essential communication between our customers and search and rescue organizations during emergency situations and pinpoint locational information to Search and Rescue services, essential during an emergency.

We provide a wide range of satellite tracking devices used to monitor the location, movements, and history of almost anything that moves. We specialize in offering satellite tracking services through the Globalstar satellite network and have supplied tens of thousands of tracking devices which are used around the world to locate lone workers, track shipping containers, livestock, vehicles, and vessels along with many other types of assets.

The first product launched by the Company, SolarTrack, is a compact, lightweight, IoT tracking device powered by the sun and operating on one of the most modern satellite networks in the world. It is designed for tracking and monitoring anything that moves, or any remote asset used outdoors, almost anywhere in the world and we anticipate strong demand from customers looking for a low cost, low maintenance tracking device to monitor remote assets.

Online Storefronts

We operate two e-commerce websites offering a range of MSS products and solutions through our subsidiaries, Orbital Satcom, which targets customers in North and South America, and GTC which targets customers in the UK, EU, Middle East, Asia and rest of the world. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term, we plan to develop additional country-specific websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third-party e-commerce storefronts such as Alibaba, Amazon and Walmart. We currently operate 25 storefronts across various countries in 5 continents. We have invested in personnel to translate our listings correctly in the different countries we are represented in and intend to regularly improve and increase our listings on all e-commerce sites. We currently have more than 9,000 product listings on all third-party sites and invest significantly in inventory to hold at Amazon’s various fulfillment centers around the world to ensure that orders are shipped to customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high-speed broadband terminals, and satellite Wi-Fi hotspots. Our Amazon online marketplaces represented approximately 64.0%, 73.3% and 56.9% of total sales for the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019, respectively and we anticipate that these marketplaces will continue to represent a significant portion of our sales for the foreseeable future. Should there be a disruption of Amazon services or our ability to maintain storefronts with Amazon, our sales will likely decrease and we would have to seek other distribution methods to sell our products online, which may be costly.

With consumer behavior drastically changing as a result of COVID-19, e-commerce traffic witnessed double-digit gains in 2020 as stores closed and shoppers used digital options. This significant change in consumer shopping habits resulted in 42% of U.S. and U.K. consumers stating that they would choose to buy via Amazon if shopping online.1 As a result, we experienced an increase in sales through our global Amazon storefronts during 2020 as compared to previous years.

1 https://www.episerver.com/globalassets/03.-global-documents/reports/holidayreport2020_v4.pdf.

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Our e-commerce storefronts enable us to attract a significantly diversified level of sales from all over the world, ensuring we are not overly reliant on any single market or sector for our sales revenue. Furthermore, many products we sell require subscription-based services which allow us to increase our recurring revenue airtime sales.

Mapping and Tracking Portal

Our advanced subscription-based mapping and tracking portal, GTCTrack, is available for use by registered customers who pay a monthly fee to access it. This mapping portal provides a universal and hardware-agnostic, cloud-based data visualization and management platform that allows managers to track, command, and control assets in near-real-time. Asset location reports including position, speed, altitude, heading and past location and movement history reports for a wide range of tracking devices and other products sold by us are available through GTCTrack.

Our History of Losses

We have incurred significant net losses since our inception. For the years ended December 31, 2020, 2019, and 2018, we have incurred net losses of $2.7 million, $1.4 million, and $1.2 million, respectively. For the period ended September 30, 2021, we recorded a net losses of $4.6 million. As of September 30, 2021, we had an accumulated deficit of approximately $18,445,638. We expect to incur significant sales and marketing expenses prior to recording sufficient revenue from our operations to offset these expenses. In the United States, we expect to incur additional losses as a result of the costs associated with operating as a public company.

Risks Associated With Our Company

Any investment in the shares is speculative and involves a high degree of risk. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should carefully consider before investing in our shares. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects would likely be materially and adversely affected. As a result, the trading price of our Common Stock would likely decline, and you could lose all or part of your investment. Listed below is a summary of some of the principal risks related to our business:

Risks Related to Our Business

●	We have a history of net losses and we are uncertain about our future profitability.
●	Supply chain and shipping disruptions have resulted in shipping delays, a significant increase in shipping costs, and could increase product costs and result in lost sales, which may have a material adverse effect on our business, operating results and financial condition.
●	Our dependence on key suppliers puts us at risk of interruptions in the availability of our products, which could reduce our revenue and adversely affect our results of operations.
●	We may need to raise additional capital to grow our business and satisfy our anticipated future liquidity needs, and we may not be able to raise it on terms acceptable to us, or at all.
●	Sustained investment in our business, strategic acquisitions and investments, as well as our focus on long-term performance, and on maintaining the health of our new e-commerce ecosystem, may negatively affect our margins and our net income, if any.
●	Concentration of ownership by our principal stockholders may result in control by such stockholders of the composition of our board of directors.
●	We will become subject to a broad range of laws and regulations, and future laws and regulations may impose additional requirements and other obligations that could materially and adversely affect our business, financial condition and results of operations, as well as the trading prices of our securities.
●	If we are successful in implementing our business strategy we will generate and process a large amount of data, including personal data, and the improper use or disclosure of data could result in regulatory investigations and penalties, and harm our reputation and have a material adverse effect on the trading prices of our securities, our business and our prospects.
●	Our sales may be impacted should there be a disruption of service to our Amazon or Alibaba online storefronts.

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●	Creating and maintaining a trusted status of our online marketing presence or ecosystem will be critical to our viability and growth.
●	Any termination or material change in our relationship with Alibaba could have a material adverse effect on our business, financial condition, results of operations and prospects.
●	We may not be able to maintain and improve our online marketing.
●	We face challenges in expanding our international and cross-border businesses and operations.
●	We are heavily reliant on the services of certain executive officers and the departure or loss of any of these officers could disrupt our business.
●	A significant portion of our revenues are from sales of products on Amazon and any limitation or restriction, temporarily or otherwise, to sell on Amazon’s platform could have a material adverse impact to our business, results of operations, financial condition and prospects.
●	If logistics service providers used by our merchants fail to provide reliable logistics services, our business and prospects, as well as our financial condition and results of operations, may be materially and adversely affected.
●	Our e-commerce platforms could be disrupted by network interruptions.
●	Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.
●	Non-compliance with, or changes in, the legal and regulatory environment in the countries in which we operate could increase our costs or reduce our net operating revenues.
●	Tightening of tax compliance efforts that affect our merchants could materially and adversely affect our business, financial condition and results of operations.

Risks Related To Digital Assets

●	We may lose our private keys to our digital wallets, causing a loss of all of our digital assets.
●	The storage and custody of our digital assets that we may potentially acquire or hold in the future are subject to cybersecurity breaches and adverse software events.
●	Our digital assets may be subject to loss, theft, hacking, fraud risks and restriction on access.
●	Incorrect or fraudulent digital asset transactions may be irreversible.
●	Acceptance and widespread use of digital assets is uncertain.
●	Individuals or entities with substantial holdings may engage in large-scale sales or distributions, either on non- market terms or in the ordinary course, which could disproportionately and negatively affect the market, result in a reduction in the price of the digital asset and materially and adversely affect the price of our common stock.
●	Because there has been limited precedent set for financial accounting for digital assets, the determinations that we have made for how to account for digital assets transactions may be subject to change.
●	The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in digital assets is subject to a variety of factors that are difficult to evaluate.
●	Banks and financial institutions may not provide banking services, or may cut off services, to businesses that distribute digital assets, provide digital asset-related services or that accept digital assets as payment.
●	We may face risks of Internet disruptions, which could have a material adverse effect on the price of digital assets.

Risks Related to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial conditions and results of operations.
●	Uncertainties with respect to the PRC legal system could adversely affect us.
●	Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our securities.
●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.
●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

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Risks Related to Our Securities

●	You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.
●	We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.
●	The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.
●	Our common stock is thinly traded and there can be no assurance that a more active public market will ever develop.
●	Provisions of our Nasdaq listed Warrants could discourage an acquisition of us by a third party.
●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a de-listing of our common stock.

Recent Developments

March 2021 Financing

On March 5, 2021, the Company entered into a Note Purchase Agreement (the “March 2021 NPA”) by and between the Company and one individual accredited investor (the “Lender”). Pursuant to the terms of the March 2021 NPA, the Company sold a convertible promissory note with a principal amount of $350,000 (the “March 2021 Note”). The March 2021 Note is a general, unsecured obligation of the Company and bears simple interest at a rate of 7% per annum and matures on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the March 2021 Note and the principal amount and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the March 2021 Note is not paid as and when due, such amount will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the March 2021 Note other than as required by the Agreement. The Noteholder have an optional right of conversion such that a Noteholder may elect to convert his March 2021 Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the indebtedness under the March 2021 Note price equal to the lesser of (a) $7.50 per share, and (b) a 30% discount to the price of the common stock in the qualified transaction. Following an event of default, the conversion price shall be adjusted to be equal to the lower of: (i) the then applicable conversion price or (ii) the price per share of 85% of the lowest traded price for the Company’s common stock during the 15 trading days preceding the relevant conversion. In addition, subject to the ownership limitations, if a qualified transaction is completed, without further action from the Noteholder, on the closing date of the qualified transaction, 50% of the principal amount of this March 2021 Note and all accrued and unpaid interest shall be converted into Company common stock at a conversion price equal to the 30% discount to the offering price in such qualified transaction, which price shall be proportionately adjusted for stock splits, stock dividends or similar events. A “Qualified Transaction” refers the completion of the public offering of the Company’s securities stock with gross proceeds of at least $10,000,000 pursuant to which the Company’s securities become registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or a merger with a company listed on the Nasdaq or Canadian stock exchanges, as amended. This offering is expected to satisfy the definition of Qualified Transaction under the March 2021 Note, and it will automatically convert upon the closing of this offering. The Noteholder is granted registration rights and pre-emptive rights. In addition, the March 2021 NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. The Company’s issuance of the March 2021 Note under the terms of the March 2021 NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The investor in the March 2021 Note is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering. The Company used the offering proceeds for working capital and general corporate purposes. In April 2021 the Noteholder waived contractual pre-emptive rights set forth in the March 2021 NPA. On May 27, 2021, the Lender converted $350,000 of the March 2021 Note into 100,000 shares of common stock.

Listing on the Nasdaq Capital Market

Our shares have been listed on the Nasdaq Capital Market since May 28, 2021. Our common stock and warrants have been trading on the Nasdaq Capital Market under the symbols “NXPL” and “NXPLW,” respectively, since January 21, 2022. Prior to January 21, 2022, our common stock and warrants were traded on the Nasdaq Capital Market under the symbols “OSAT” and “OSATW,” respectively.

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Reverse Stock Split

We effected a reverse stock split of our common stock at a ratio of 1-for-5 as of 12:01 a.m. Eastern Time, on May 28, 2021. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. All information presented in this registration statement, other than in our consolidated financial statements and the notes thereto, or as otherwise indicated herein, assumes a 1-for-5 reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth herein have been adjusted to give effect to such assumed reverse stock split.

June Public Offering

On May 28, 2021, Company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter in an underwritten public offering (the “June Offering”) 2,880,000 units consisting of one share of common stock and one warrant exercisable for one share of common stock at a public offering price of $5.00 per unit (after giving effect to a 1-for-5 reverse stock split, discussed above) for aggregate gross proceeds of approximately $14,400,000 before deducting underwriting discounts, commissions, and other offering expenses. The common stock and warrants were immediately separable and were issued separately. The common stock and warrants began trading on the Nasdaq Capital Market, on May 28, 2021, under the symbols “OSAT” and “OSATW,” respectively. In addition, the Company granted the Underwriter a 45-day option to purchase an additional 432,000 shares of common stock and/or warrants to purchase up to an aggregate of 432,000 shares of common stock, in any combination thereof, at the public offering price per security, less the underwriting discounts and commissions, to cover over-allotments, if any. The June Offering closed on June 2, 2021.

In connection with closing of the June Offering, the Underwriter partially exercised its overallotment option and purchased an additional 432,000 warrants at $0.01 per warrant for additional gross proceeds to the Company of $4,320. On June 28, 2021, the Underwriter, upon the exercise in full of the balance of its over-allotment option, purchased 432,000 additional shares of the common stock for additional net proceeds to the Company of approximately $1,983,225, after deducting underwriting discounts.

We have also agreed to issue to the Underwriter (or its permitted assignees) warrants to purchase up to a total of 144,000 shares of common stock (5% of the shares of common stock included in the Units, excluding the over-allotment, if any) (the “Underwriter Warrants”). The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement, and expiring five years from the effective date of the offering, which period is in compliance with FINRA Rule 5110(e). The Underwriter Warrants are exercisable at a per share price equal to $5.50 per share, or 110% of the public offering price per unit in the offering. The Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for certain piggyback registration rights. The piggyback registration rights provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter Warrants. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Distribution of Our Products Through Alibaba

On July 13, 2021 we announced that our Global Telesat Communications (“GTC”) unit has entered into an agreement with Alibaba.com, the B2B (Business-to-Business) e-commerce website owned and operated by Alibaba Group Holding Limited, also known as Alibaba Group (NYSE: BABA; HKEX: 9988), a Chinese multinational technology company specializing in e-commerce, retail, internet, and technology. GTC is a Gold-level Supplier on Alibaba.com, the world’s largest Business-to-Business (B2B) e-commerce website. Under the agreement, GTC significantly expanded its 24/7/365 e-commerce presence with the launch of its latest global storefront on Alibaba.com on which it offers a range of satellite IoT and connectivity products. These will include our specialized satellite tracking products, some of which operate using the Company’s many ground station based network processors, and can be used to track and monitor the location of cars, trucks, trailers, boats, containers, animals, and other remote assets. Although we currently have a limited range of products available through the Alibaba storefront due to supply chain constrictions, we plan to ultimately have up to 500 products and connectivity services available on Alibaba.com. The agreement will continue on a year-to-year basis.

January 2022 Private Placement of Common Stock

On December 31, 2021, after markets closed, a securities purchase agreement (the “Purchase Agreement”) was circulated to, and signatures were received from, certain institutional and accredited investors (the “December Investors”) in connection with the sale in a private placement by the Company of 2,229,950 shares of the Company’s common stock (the “December Offering”). On January 2, 2022, the Company delivered to December Investors a fully executed Purchase Agreement, which was dated December 31, 2021. The purchase price for the common stock sold in the December Offering was $3.24 per share, the closing transaction price reported by Nasdaq on December 31, 2021. The December Investors are the Selling Stockholders under this prospectus.

The closing of the Offering occurred on January 5, 2021. The Company received gross proceeds from the sale of the common stock in the Offering of approximately $7.2 million. The Company intends to use the proceeds from the December Offering for general corporate purposes, including potential acquisitions and joint ventures. Approximately 73% of funds raised in the December Offering were secured from existing shareholders and from the members of the Company’s senior management and Board of Directors who are Selling Stockholders. See “Selling Stockholders.”

In connection with the December Offering, the Company entered into a registration rights agreement with the December Investors (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to prepare and file with the SEC a registration statement to register for resale the shares of the Company’s common stock sold in the Offering.

The shares of common stock offered and sold in the December Offering were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.

The terms of the transaction disclosed above, including the provisions of the Purchase Agreement and Registration Rights Agreement, were approved by the Board of Directors; and because some of the securities were offered and sold to officers and directors of the Company, such terms were separately reviewed and approved by the Audit Committee of the Board of Directors.

January 2022 Name Change

On January 18, 2022, the Company filed a Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Company with the Secretary of State of the State of Nevada in order to change the Company’s corporate name from Orbsat Corp to NextPlat Corp. This name change was effective as of January 21, 2022. The name change was approved by the Company’s stockholders at the 2021 annual meeting of stockholders held on December 16, 2021.

Company Information

Our principal executive offices are located at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180. Our telephone number is (305) 560-5355. The Company’s website address is http://www.nextplat.com. Information contained in, or accessible through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

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RISK FACTORS

Any investment in the shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

For a summary of our Risk Factors, see “Prospectus Summary – Risks Associated With Our Company.”

Risks Related to Our Business

We have a history of net losses and we are uncertain about our future profitability.

We have incurred significant net losses since our inception. For the years ended December 31, 2020, 2019, and 2018, we have incurred net losses of $2.7 million, $1.4 million, and $1.2 million, respectively. For the period ended September 30, 2021, we recorded a net losses of $4.6 million. As of September 30, 2021, we had an accumulated deficit of approximately $18,445,638. If our revenue grows more slowly than currently anticipated, or if operating expenses are higher than expected, we may be unable to consistently achieve profitability, our financial condition will suffer, and the value of our common stock could decline. Even if we are successful increasing our sales, we may incur losses in the foreseeable future as we continue to develop and market our products. If sales revenue from any of our current products or any additional products that we develop in the future is insufficient, or if our product development is delayed, we may be unable to achieve profitability and, in the event we are unable to secure financing for prolonged periods of time, we may need to temporarily cease operations and, possibly, shut them down altogether. Furthermore, even if we are able to achieve profitability, we may be unable to sustain or increase such profitability on a quarterly or annual basis, which would adversely impact our financial condition and significantly reduce the value of our common stock.

If we are unable to continue as a going concern, our securities will have little or no value.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the years ended December 31, 2020 and December 31, 2019 contain a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment. We plan to attempt to raise additional capital through one or more private placements or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital and may cause us to be unable to continue to operate our business.

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Our operations have been affected by the COVID-19 pandemic.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a global pandemic prompting government-imposed quarantines, suspension of in-person attendance of academic programs, and cessation of certain travel and business closures. Although we expect the availability of vaccines and various treatments with respect to COVID-19 to have an overall positive impact on business conditions in the aggregate over time, the exact timing of these positive developments is uncertain. In December 2020, the United States began distributing two vaccines that, in addition to other vaccines under development, are expected to help to reduce the spread of the coronavirus that causes COVID-19 once they are widely distributed. If the vaccines prove less effective than currently understood by the scientific community and the United States Food and Drug Administration, or if there are problems with the acceptance, availability, timing or other difficulties with widely distributing the vaccines, the pandemic may last longer, and could continue to impact our business for longer, than we currently expect. In response to COVID-19, governmental authorities have implemented numerous measures to try to contain the virus, such as travel bans and restrictions, prohibitions on group events and gatherings, shutdowns of certain businesses, curfews, shelter in place orders and recommendations to practice social distancing. Although many governmental measures have had specific expiration dates, some of those measures have already been extended more than once, and there is considerable uncertainty regarding the duration of such measures and the implementation of any potential future measures, especially if cases increase again across the United States, with the potential for additional challenges resulting from the emergence of new variants of COVID-19, some of which may be more transmissible than the initial strain. Such measures have impacted, and may continue to affect, our workforce, operations, suppliers and customers. We reduced the size of our workforce following the onset of COVID-19 and may need to take additional actions to further reduce the size of our workforce in the future; such reductions incur costs, and we can provide no assurance that we will be able to rehire our workforce in the event our business experiences a subsequent recovery. We took steps to curtail our operating expenses and conserve cash. We may elect or need to take additional remedial measures in the future as the information available to us continues to develop, including with respect to our workforce, relationships with our third-party vendors, and our customers. There is no certainty that the remedial measures we have implemented to date, or any additional remedial steps we may take in the future, will be sufficient to mitigate the risks posed by COVID-19. Further, such measures could potentially materially adversely affect our business, financial condition and results of operations and create additional risks for us. Any escalation of COVID-19 cases across many of the markets we serve could have a negative impact on us. Specifically, we could be adversely impacted by limitations on our employees to perform their work due to illness caused by the pandemic or local, state, or federal orders requiring our stores to close or employees to remain at home; limitation of carriers to deliver our product to customers; product shortages; limitations on the ability of our customers to conduct their business and purchase our products and services; and limitations on the ability of our customers to pay us in a timely manner. These events could have a material, adverse effect on our results of operations, cash flows and liquidity.

The ultimate magnitude of COVID-19, including the full extent of the material negative impact on our financial and operational results, will depend on future developments. The resumption of our normal business operations may be delayed or constrained by lingering effects of COVID-19 on our customers, suppliers and/or third-party service providers. Furthermore, the extent to which our mitigation efforts are successful, if at all, is not currently ascertainable. Due to the daily evolution of the COVID-19 pandemic and the responses to curb its spread, we cannot predict the full impact of the COVID-19 pandemic on our business and results of operations, but our business, financial condition, results of operations and cash flows have already been materially adversely impacted, and we anticipate they will continue to be adversely affected by the COVID-19 pandemic and its negative effects on global economic conditions. Any recovery from the COVID-19 pandemic and related economic impact may also be slowed or reversed by a variety of factors, such as any increase in COVID-19 infections. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of its national and, to some extent, global economic impact, including the current recession and any recession that may occur in the future.

The success of our business depends on our global operations, including our supply chain and consumer demand, among other things. As a result of COVID-19, we have experienced shortages in inventory due to manufacturing and logistics issues, a reduction in the volume of sales in some parts of our business, such as rental sales and direct website sales, and a reduction in personnel. Our results of operations for the year ended December 31, 2021 reflect this impact; however, we expect that this trend may continue and the full extent of the impact is unknown. In recent months, some governmental agencies in the US and Europe, where we produce the largest percentage of our sales, have lifted certain restrictions. However, if customer demand continues to be low, our future equipment sales, subscriber activations and sales margin will be impacted.

An occurrence of a widespread health epidemic or other outbreaks or natural disasters could have a material adverse effect on our business, financial condition and results of operations.

Our business could be materially and adversely affected by the outbreak of a widespread health epidemic, such as swine flu, avian influenza, severe acute respiratory syndrome, or SARS, Ebola, Zika or COVID-19; natural disasters, such as snowstorms, earthquakes, fires or floods; or other events, such as wars, acts of terrorism, environmental accidents, power shortages or communication interruptions. The occurrence of a disaster or a prolonged outbreak of an epidemic illness or other adverse public health developments could materially disrupt our industry and our business and operations, and have a material adverse effect on our business, financial condition and results of operations. For example, these events could cause a temporary closure of the facilities we use for our operations or severely impact consumer behaviors and the operations of merchants, business partners and other participants in our ecosystem. Our operations could also be disrupted if any of our employees or employees of our business partners were suspected of contracting an epidemic disease, since this could require us or our business partners to quarantine some or all of these employees or disinfect the facilities used for our operations. In addition, our revenue and profitability could be materially reduced to the extent that a natural disaster, health epidemic or other outbreak harms the global economy in general.

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Supply chain and shipping disruptions have resulted in shipping delays, a significant increase in shipping costs, and could increase product costs and result in lost sales, which may have a material adverse effect on our business, operating results and financial condition.

Supply chain disruptions, resulting from factors such as the COVID-19 pandemic, labor supply and shipping container shortages, have impacted, and may continue to impact, us and our third-party manufacturers and suppliers. These disruptions have impacted our ability to receive products from manufacturers and suppliers, to distribute our products to our customers in a cost-effective and timely manner and to meet customer demand, all of which could have an adverse effect on our financial condition and results of operations.

While we have taken steps to minimize the impact of these disruptions, there can be no assurances that further unforeseen events impacting the supply chain will not have a material adverse effect on us in the future. Additionally, the impact that supply chain disruptions have on our manufacturers and suppliers are not within our control. It is not currently possible to predict how long it will take for these supply chain disruptions to cease or ease. Prolonged supply chain disruptions impacting us and our manufacturers and suppliers could interrupt product manufacturing, increase raw material and product lead times, increase raw material and product costs, impact our ability to meet customer demand and result in lost sales, all of which could have a material adverse effect on our business, financial condition and results of operations.

Our dependence on key suppliers puts us at risk of interruptions in the availability of our products, which could reduce our revenue and adversely affect our results of operations. In addition, increases in prices for components used in our products could adversely affect our results of operations.

We require the timely delivery of products provided by our suppliers, some of which are custom made, to ensure our ongoing sales revenue is not adversely affected. For reasons of quality assurance, cost effectiveness or availability, we procure certain products from a single or limited number of suppliers. We generally acquire such products through purchase orders placed in the ordinary course of business, and as a result we may not have a significant inventory of these products and generally do not have any guaranteed or contractual supply arrangements with many of these suppliers. Our reliance on these suppliers subjects us to risks that could harm our business, including, but not limited to, difficulty locating and qualifying alternative suppliers and limited control over pricing, availability, quality and delivery schedules. Suppliers of products may decide, or be required, for reasons beyond our control, to cease supplying materials and components to us or to raise their prices. Shortages of materials, quality control problems, production capacity constraints or delays by our suppliers could negatively affect our ability to meet our production requirements and result in increased prices for affected products. We may also face delays, yield issues and quality control problems if we are required to locate and secure new sources of supply. Any material shortage, constraint or delay may result in delays in shipments of our products, which could materially adversely affect our results of operations. Increases in prices for materials and components used in our products could also materially adversely affect our results of operations.

The United Kingdom’s departure from the EU could adversely affect us.

We sell our products and services in the United Kingdom (the “UK”) and throughout Europe. In particular, the UK is one of our largest markets in Europe for product and airtime sales. On June 23, 2016, the UK voted in an advisory referendum for the UK to leave the European Union (the “EU”) and, subsequently, on March 29, 2017, the UK government began the formal process of leaving the EU (“Brexit”). The UK withdrew from the EU on January 31, 2020. Effective January 1, 2021, the EU and UK entered into the Trade and Cooperation Agreement regarding trade policies and other political and strategic issues. The future consequences of Brexit are unknown at this time, but Brexit has created additional administrative burden and legal, regulatory, and currency risk that may have a materially adverse impact on our business. Furthermore, this uncertainty could negatively impact the economies of other countries in which we operate.

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The decision by British voters to exit the European Union may negatively impact our operations, pricing and profitability.

The June 2016 referendum by British voters to exit the European Union adversely impacted global markets and resulted in a sharp decline in the value of the British pound, as compared to the U.S. dollar and other currencies. Following the U.K.’s departure from the European Union on December 31, 2020 volatility in exchange rates and in U.K. interest rates may continue. In the near term, a weaker British pound compared to the U.S. dollar during a reporting period causes local currency results of our U.K. operations to be translated into fewer U.S. dollars; a weaker British pound compared to other currencies increases the cost of goods imported into our U.K. operations and may decrease the profitability of our U.K. operations; and a higher U.K. interest rate may have a dampening effect on the U.K. economy. In the longer term, any impact from Brexit on our U.K. operations will depend, in part, on the effect of the trade and regulatory terms of the Brexit agreement announced on December 23, 2020 and which took effect on January 1, 2021.

Currency exchange rate fluctuations may affect our results of operations.

To the extent that we are successful in broadening the reach of our online e-commerce marketing into other countries we will have transactions denominated in an increasing number and variety of currencies. We will be subject to currency exchange rate risk to the extent that our costs are denominated in currencies other than those in which we earn revenues. Fluctuations in currency exchange rates may therefore have an impact on our results as expressed in U.S. dollars. There can be no assurance that currency exchange rate fluctuations will not adversely affect our results of operations, financial condition and cash flows. While the use of currency hedging instruments may provide us with protection from adverse fluctuations in currency exchange rates, by utilizing these instruments we potentially forego the benefits that might result from favorable fluctuations in currency exchange rates.

We may need to raise additional capital to grow our business and satisfy our anticipated future liquidity needs, and we may not be able to raise it on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays, liquidity reserves and capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing products. As of September 30, 2021, we had cash on hand of $17,138,644. If cash on hand, cash generated from operations, and the net proceeds from this offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. To the extent that we raise additional capital through the sale of additional equity or convertible securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and a portion of our operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or in light of specific strategic considerations. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or product candidate development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, operating results and prospects and cause the price of the common stock to decline.

Sustained investment in our business, strategic acquisitions and investments, as well as our focus on long-term performance, and on maintaining the health of our new e-commerce ecosystem, may negatively affect our margins and our net income, if any.

We will continue to increase our spending and investments in our business, including in organic development and growth of new businesses, strategic acquisitions and other initiatives. Investments in our business include:

●	expanding and enhancing our core e-commerce offerings, including our marketplaces and new formats and features, our logistics network and capacities, our merchandising and supply chain capabilities, consumer services business, and international businesses;
●	supporting our merchants, acquiring and retaining users and enhancing consumer experience and user engagement;
●	strengthening and expanding various facilities and increasing our employee headcount;
●	researching and developing new technologies, including digital assets, and improving our technological infrastructure; and cloud computing capacity;
●	incubating new business initiatives.

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Although we believe these investments are crucial to our viability and future growth, they will have the effect of increasing our costs and lowering our margins and profit, and this effect may be significant in the short term and potentially over longer periods.

We intend to make, strategic investments, acquisitions and joint ventures to further strengthen our business. We may make strategic investments, acquisitions and joint ventures in a range of areas either directly related to one or more of our businesses, or related to the infrastructure, technology, services or products that support our businesses and marketing platforms. Our strategic investments, acquisitions and joint ventures may adversely affect our financial results, at least in the short term. As a result of business or financial underperformance, regulatory scrutiny or compliance reasons, we may need to divest interests in, or terminate business cooperation with, businesses and entities in which we have invested capital and other resources, which may adversely affect our financial results, ability to conduct investments in similar businesses, reputation and growth prospects, as well as the trading prices of our securities. There can be no assurance that we will be able to grow our acquired or invested businesses, or realize returns, benefits of synergies and growth opportunities we expect in connection with these investments and acquisitions.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

We are in the process of upgrading our platforms to provide increased scale, improved performance, additional capacity and additional built-in functionality, including functionality related to security. Adopting new products and maintaining and upgrading our technology infrastructure require significant investments of time and resources. Any failure to maintain and improve our technology infrastructure could result in unanticipated system disruptions, slower response times, impaired user experience and delays in reporting accurate operating and financial information. If we experience problems with the functionality and effectiveness of our software, interfaces or platforms, or are unable to maintain and continuously improve our technology infrastructure to handle our business needs, our business, financial condition, results of operations and prospects, as well as our reputation and brand, could be materially and adversely affected.

In addition, our technology infrastructure and services incorporate third-party-developed software, systems and technologies, as well as hardware purchased or commissioned from third-party and overseas suppliers. As our technology infrastructure and services expand and become increasingly complex, we face increasingly serious risks to the performance and security of our technology infrastructure and services that may be caused by these third-party-developed components, including risks relating to incompatibilities with these components, service failures or delays or difficulties in integrating back-end procedures on hardware and software. We also need to continuously enhance our existing technology. Otherwise, we face the risk of our technology infrastructure becoming unstable and susceptible to security breaches. This instability or susceptibility could create serious challenges to the security and uninterrupted operation of our platforms and services, which would materially and adversely affect our business and reputation.

Product development is a long, expensive and uncertain process.

The development of our own branded range of satellite tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products. We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

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Concentration of ownership by our principal stockholders may result in control by such stockholders of the composition of our board of directors.

As of February 11, 2022, our existing principal stockholders, executive officers, directors and their affiliates beneficially own approximately 37.1% of our outstanding shares of common stock, and our Executive Chairman and Chief Executive Officer, Charles M. Fernandez received a restricted stock award of 600,000 shares of our common stock on May 27, 2021 (which will vest in three installments over three years). In addition, such parties may acquire additional control by purchasing stock that we may issue in connection with our future fundraising efforts. Also, the holders of our convertible promissory notes were issued an aggregate of 927,031 shares of our common stock upon conversion of those notes on May 27, 2021. As a result, these stockholders may now and in the future be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;
●	prohibitive production costs;
●	competing products;
●	lack of innovation of the product;
●	ineffective distribution and marketing;
●	failure to gain market acceptance;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2022 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products or may be prohibitively expensive and prevent us from continuing to use that technology. In addition, any such litigation, even if without merit, could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing, to pay substantial damages to our end users to discontinue their use of or replace infringing technology sold to them with non-infringing technology, or to cease production of such products altogether.

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We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, this litigation could result in substantial costs and a diversion of our managerial and financial resources.

There can be no assurance that we will prevail in any litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information, and our inability to maintain the confidentiality of that information, due to unauthorized disclosure or use, or other event, could have a material adverse effect on our business.

In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. We seek to protect our proprietary processes, in part, by entering into confidentiality agreements with our employees, consultants, advisors, contractors and collaborators. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, advisors, contractors, and collaborators might intentionally or inadvertently disclose our trade secret information to competitors. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, or misappropriation of our intellectual property by third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, operating results and financial condition.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate the Company will incur approximately $200,000 to $300,000 annually in connection with being a public company.

Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including with respect to corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

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The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

We will become subject to a broad range of laws and regulations, and future laws and regulations may impose additional requirements and other obligations that could materially and adversely affect our business, financial condition and results of operations, as well as the trading prices of our securities.

The industries in which we plan to operate, including online and mobile commerce, digital media, digital assets, and entertainment and other online content offerings, as well as certain important business processes, including those that may be deemed as relating to payment and settlement of funds, are highly regulated. Government authorities across the globe are likely to continue to issue new laws, rules and regulations and enhance enforcement of existing laws, rules and regulations in these industries. They have imposed, and may continue to impose, requirements or restrictions relating to, among other things, the provision of certain regulated products or services through platforms, new and additional licenses, permits and approvals, renewals and amendments of licenses, or governance or ownership structures, on us or certain of our businesses and our users. Failure to obtain and maintain such required licenses or approvals may materially and adversely affect our business.

If we are successful in implementing our business strategy we will generate and process a large amount of data, including personal data, and the improper use or disclosure of data could result in regulatory investigations and penalties, and harm our reputation and have a material adverse effect on the trading prices of our securities, our business and our prospects.

If we are successful in implementing our business strategy we will generate and process a large amount of data. Our privacy policies concerning the collection, use and disclosure of personal data are posted on our platforms. We face risks inherent in handling and protecting large volumes of data, especially consumer data. In particular, we face a number of challenges relating to data from transactions and other activities on our platforms, including:

●	protecting the data in and hosted on our system, including against attacks on our system or unauthorized use by outside parties or fraudulent behavior or improper use by our employees;
●	addressing concerns, challenges, negative publicity and litigation related to data privacy, collection, use and actual or perceived sharing for promotional and other purposes (including sharing among our own businesses, with business partners or regulators, and concerns among the public about the alleged discriminatory treatment adopted by Internet platforms based on user profile), safety, security and other factors that may arise from our existing businesses or new businesses and technologies, such as new forms of data (for example, biometric data, location information and other demographic information); and
●	complying with applicable laws, rules and regulations relating to the collection (from users and other third-party systems or sources), use, storage, transfer, disclosure and security of personal data, including requests from data subjects and regulatory and government authorities.

Our business is subject to complex and evolving domestic and international laws and regulations regarding privacy and data protection. These laws and regulations can be complex and stringent, and many are subject to change and uncertain interpretation, which could result in claims, changes to our data and other business practices, regulatory investigations, penalties, increased cost of operations, or declines in user growth or engagement, or otherwise affect our business.

Regulatory authorities around the world have implemented and are considering further legislative and regulatory proposals concerning data protection. New laws and regulations that govern new areas of data protection or impose more stringent requirements may be introduced in jurisdictions where we may conduct business or may expand into. It is possible that existing or newly- introduced laws and regulations, or their interpretation, application or enforcement, could significantly affect the value of our data, force us to change our data and other business practices and cause us to incur significant compliance costs.

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As we further expand our operations into international markets, we will be subject to additional laws in other jurisdictions where we operate and where our consumers, users, merchants, customers and other participants are located. The laws, rules and regulations of other jurisdictions may be more comprehensive, detailed and nuanced in their scope, and may impose requirements and penalties that conflict with, or are more stringent than, those to which we are currently subject. In addition, these laws, rules and regulations may restrict the transfer of data across jurisdictions, which could impose additional and substantial operational, administrative and compliance burdens on us, and may also restrict our business activities and expansion plans, as well as impede our data-driven business strategies. Complying with laws and regulations for an increasing number of jurisdictions could require significant resources and costs.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	Designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and
●	Designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

For the nine months ended September 30, 2021 approximately 64.0% of our revenues are from sales of products on Amazon and any limitation or restriction, temporarily or otherwise, to sell on Amazon’s platform could have a material adverse impact to our business, results of operations, financial condition and prospects.

Approximately 64.0% of our products are sold on Amazon and are subject to Amazon’s terms of service and various other Amazon seller policies that apply to third parties selling products on Amazon’s marketplace. Amazon’s terms of service provide, among other things, that it may terminate or suspend its agreement with any seller or any of its services being provided to a seller at any time and for any reason. In addition, if Amazon determines that any seller’s actions or performance, including ours, may result in violations of its terms or policies, or create other risks to Amazon or to third parties, then Amazon may in its sole discretion withhold any payments owed for as long as Amazon determines any related risk to Amazon or to third parties persist. Further, if Amazon determines that any seller’s, including our, accounts have been used to engage in deceptive, fraudulent or illegal activity, or that such accounts have repeatedly violated its policies, then Amazon may in its sole discretion permanently withhold any payments owed. In addition, Amazon in its sole discretion may suspend a seller account and product listings if Amazon determines that a seller has engaged in conduct that violates any of its policies. Any limitation or restriction on our ability to sell on Amazon’s platform could have a material impact on our business, results of operations, financial condition and prospects. We also rely on services provided by Amazon’s fulfillment platform which provides for expedited shipping to the consumer, an important aspect in the buying decision for consumers. Any inability to market our products for sale with delivery could have a material impact on our business, results of operations, financial condition and prospects. Failure to remain compliant with the fulfillment practices on Amazon’s platform could have a material impact on our business, results of operations, financial condition and prospects.

Our sales may be impacted should there be a disruption of service to our Amazon or Alibaba online storefronts.

The Company’s Amazon online marketplaces represented approximately 64.8%, 73.3% and 56.9% of total sales for the three months ended September 30, 2021 and the years ended December 31, 2020 and 2019, respectively. In July 2021 we commenced sales through the Alibaba storefront. We anticipate that these marketplaces will represent a significant portion of our sales for the foreseeable future. Should there be a disruption of Amazon or Alibaba services or our ability to maintain storefronts with Amazon or Alibaba, our sales will likely decrease and we would have to seek other distribution methods to sell our products online, which may be costly. In addition, if and to the extent the cost structure of the Amazon marketplace listing changes, such increase could have a material adverse effect on the Company’s sales through this platform.

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Creating and maintaining a trusted status of our online marketing presence or ecosystem will be critical to our viability and growth, and any failure to do so could severely damage our reputation, which would have a material adverse effect on our business, financial condition, results of operations and prospects.

Any loss of trust in our online presence could harm our reputation, and could result in consumers, merchants, brands, retailers, intellectual property holders and other participants reducing their levels of activity, which could materially reduce our revenue and profitability, if any. Our ability to maintain trust in our online capabilities will based in large part upon:

●	the quality, value and functionality of products and services offered;
●	the reliability and integrity of our company and our e-commerce websites, as well as of the merchants,
●	software developers, logistics providers, service providers, intellectual property holders and other participants in our ecosystem;
●	our commitment to high levels of service;
●	the safety, security and integrity of the data on our systems, and those of other participants on our e-commerce websites;
●	the strength of our measures to protect consumers and intellectual property rights owners; and
●	our ability to provide reliable and trusted payment and escrow services through our arrangements with third party service providers.

Our current plans contemplate that we will expand our online marketing presence primarily via the Alibaba ecosystem. Any termination or material change in our relationship with Alibaba could have a material adverse effect on our business, financial condition, results of operations and prospects.

Any termination or material change in our relationship with Alibaba could have a material adverse effect on our business, financial condition, results of operations and prospects. We expect that Alibaba will represent one of our primary online marketing channels. Any adverse development in our relationship with Alibaba could result in an immediate and significant adverse impact in our online marketing presence, revenues, operating results and financial condition. It could also result in a loss of trust by consumers, merchants, brands, retailers, intellectual property holders and other participants reducing their levels of activity, which could further materially reduce our revenues and profitability, if any.

We may not be able to maintain or grow our revenue or our business.

Our revenue growth also depends on our ability to grow our core businesses, newly-developed businesses, as well as businesses that we may acquire or which we may consolidate. We are exploring and will continue to explore in the future new business initiatives, including in industries and markets in which we have limited or no experience, as well as new business models, that may be untested, including digital assets. Developing new businesses, initiatives and models requires significant investments of time and resources, and may present new and difficult technological, operational and compliance challenges. Particularly in the e-commerce space, we face various challenges while facilitating the convergence of online and offline retail and digitalization of offline business operations. Many of these challenges may be specific to business areas with which we do not have sufficient experience. Also, as we grow our direct sales businesses, we face new and increased risks, such as risks relating to inventory procurement and management, including failure to stock sufficient inventory to meet demands or additional costs or write-offs resulting from overstocking, supply chain management, accounts receivable and related potential impairment charges, as well as new and heightened regulatory requirements and increased liabilities to which we are subject as operators of direct sales businesses, including those relating to consumer protection, customs and permits and licenses, and allegations of unfair business practices. Failure to adequately address these and other risks and challenges relating to our direct sales business may harm our relationship with customers and consumers, adversely affect our business and results of operations and subject us to regulatory scrutiny or liabilities. We may encounter difficulties or setbacks in the execution of various growth strategies, and those strategies may not generate the returns we expect within the timeframe we anticipate, or at all. In addition, our overall revenue growth may slow or our revenues may decline for other reasons, including increasing customer acquisition costs, increasing competition, disruptions to the global economy from pandemics, natural disasters or other events, as well as changes in the geopolitical landscape, government policies or general economic conditions. As our revenue grows to a higher base level, our revenue growth rate may slow in the future.

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If we are unable to compete effectively, our business, financial condition and results of operations would be materially and adversely affected.

We face intense competition from established Internet companies, as well as from global and regional e-commerce players. These areas of our business are subject to rapid market change, the introduction of new business models, and the entry of new and well-funded competitors. Increased investments made and lower prices offered by our competitors may require us to divert significant managerial, financial and human resources in order to remain competitive, and ultimately may reduce our market share and negatively impact the profitability of our business.

Our ability to compete depends on a number of factors, some of which may be beyond our control, including alliances, acquisitions or consolidations within our industries that may result in stronger competitors, technological advances, shifts in customer preferences and changes in the regulatory environment in the markets we operate. Existing and new competitors may leverage their established platforms or market positions, or introduce innovative business models or technologies, to launch highly-engaging content, products or services that may attract a large user base and achieve rapid growth, which may make it more challenging for us to acquire new customers and materially and adversely affect our business expansion and results of operations.

If we are not able to compete effectively, the level of economic activity and user engagement in our ecosystem may decrease and our market share and profitability may be negatively affected, which could materially and adversely affect our business, financial condition and results of operations, as well as our reputation and brand.

We may not be able to maintain and improve our online marketing, which could negatively affect our business and prospects.

Our ability to maintain a healthy and vibrant ecosystem among consumers, merchants, brands, retailers, Intellectual Property holders and other participants is critical to our success. The extent to which we are able to create, maintain and strengthen these market channels depends on our ability to:

●	offer secure and open e-commerce websites for all participants and balance the interests of these participants;
●	provide a wide range of high-quality product offerings to consumers;
●	attract and retain a wide range of consumers, merchants, brands and retailers;
●	provide effective technologies, infrastructure and services that meet the evolving needs of consumers, merchants, brands, retailers and other ecosystem participants;
●	arrange secure and trusted payment settlement services;
●	address user concerns with respect to data security and privacy;
●	improve our logistics data and coordinate fulfillment and delivery services with logistics service providers;
●	attract and retain third-party service providers that are able to provide quality services on commercially reasonable terms to our merchants, brands, retailers and other ecosystem participants;
●	maintain the quality of our customer service; and
●	continue adapting to the changing demands of the market.

In addition, changes we make to our current operations to enhance and improve our online presence or to comply with regulatory requirements may be viewed positively from one participant group’s perspective, such as consumers, but may have negative effects from another group’s perspective, such as merchants. If we fail to balance the interests of all participants in our ecosystem, consumers, merchants, brands, retailers and other participants may spend less time, mind share and resources on our platforms and may conduct fewer transactions or use alternative platforms, any of which could result in a material decrease in our revenue and net income.

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If we are not able to continue to innovate or if we fail to adapt to changes in our various industries, our business, financial condition and results of operations would be materially and adversely affected.

The e-commerce business is subject to rapidly changing technology, evolving industry standards, new mobile apps and protocols, new products and services, new media and entertainment content – including user-generated content – and changing user demands and trends. Furthermore, our domestic and international competitors are continuously developing innovations in personalized search and recommendation, online shopping and marketing, communications, social networking, entertainment, logistics and other services, to enhance user experience. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plans. Our failure to innovate and adapt to these changes and developments in a timely manner could have a material adverse effect on our business, financial condition and results of operations. Even if we timely innovate and adopt changes in our strategies and plans, we may nevertheless fail to realize the anticipated benefits of these changes or even generate lower levels of revenue as a result.

Our failure to manage the significant management, operational and financial challenges involved in growing our business and operations could harm us.

If we are successful in implementing our plans, our business will become increasingly complex as the scale, diversity and geographic coverage of our business and our workforce continue to expand through both organic growth and acquisitions. This expansion will place a significant strain on our management, operational and financial resources. The challenges involved in expanding our businesses require our employees to handle new and expanded responsibilities and duties. If our employees fail to adapt to the expansion or if we are unsuccessful in hiring, training, managing and integrating new employees or retraining and expanding the roles of our existing employees, our business, financial condition and results of operations may be materially harmed. Moreover, our current and planned staffing, systems, policies, procedures and controls may not be adequate to support our future operations. To effectively manage continuing expansion and growth of our operations and workforce, we will need to continue to improve our personnel management, transaction processing, operational and financial systems, policies, procedures and controls, which could be particularly challenging as we acquire new operations with different and incompatible systems in new industries or geographic areas. These efforts will require significant managerial, financial and human resources. There can be no assurance that we will be able to effectively manage our growth or to implement all these systems, policies, procedures and control measures successfully. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

We face risks relating to our acquisitions, investments and alliances.

We expect to evaluate and consider a wide array of potential strategic transactions as part of our overall business strategy, including business combinations, acquisitions of businesses, technologies, services, products and other assets, as well as strategic investments, joint ventures, licenses and alliances. At any given time we may be engaged in discussing or negotiating a range of these types of transactions. These transactions involve significant challenges and risks, including:

●	difficulties in, and significant and unanticipated additional costs and expenses resulting from, integrating into our business the large number of personnel, operations, products, services, technology, internal controls and financial reporting of the businesses we acquire;
●	disruption of our ongoing business, distraction of and significant time and attention required from our management and employees and increases in our expenses;
●	departure of skilled professionals and proven management teams of acquired businesses, as well as the loss of established client relationships of those businesses we invest in or acquire;
●	for investments over which we may not obtain management and operational control, we may lack influence over the controlling partners or shareholders, or may not have aligned interests with those of our partners or other shareholders;
●	additional or conflicting regulatory requirements, heightened restrictions on and scrutiny of investments, acquisitions and foreign ownership in other jurisdictions, on national security grounds or for other reasons, regulatory requirements such as filings and approvals under the anti-monopoly and competition laws, rules and regulations, the risk that acquisitions or investments may fail to close, due to political and regulatory challenges or protectionist policies, as well as related compliance and publicity risks;

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●	actual or alleged misconduct, unscrupulous business practices or non-compliance by us or any company we acquire or invest in or by its affiliates or current or former employees, whether before, during or after our acquisition or investments;
●	difficulties in identifying and selecting appropriate targets and strategic partners, including potential loss of opportunities for strategic transactions with competitors of our investee companies and strategic partners; and
●	difficulties in conducting sufficient and effective due diligence on potential targets and unforeseen or hidden liabilities or additional incidences of non-compliance, operating losses, costs and expenses that may adversely affect us following our acquisitions or investments or other strategic transactions.

These and other risks could lead to negative publicity, increased regulatory scrutiny, litigation, government inquiries, investigations, actions or penalties against us and the companies we invest in or acquire on the ground of non-compliance with regulatory requirements, or even against our other businesses, and may force us to incur significant additional expenses and allocate significant management and human resources to rectify or improve these companies’ corporate governance standards, disclosure controls and procedures or internal controls and systems. As a result, we may experience significant difficulties and uncertainties carrying out investments and acquisitions, and our growth strategy, reputation and/or the trading prices of our securities may be materially and adversely affected.

We face challenges in expanding our international and cross-border businesses and operations.

In addition to risks that generally apply to our acquisitions and investments, we face risks associated with expanding into an increasing number of markets where we have limited or no experience, we may be less well-known or have fewer local resources and we may need to localize our business practices, culture and operations. We also face protectionist or national security policies that could, among other things, hinder our ability to execute our business strategies and put us at a competitive disadvantage relative to domestic companies in other jurisdictions.

In addition, compliance with cross-border e-commerce tax laws that apply to our businesses will also affect a number of our businesses, increase our compliance costs and subject us to additional risks. Failure to manage these risks and challenges could negatively affect our ability to expand our international and cross-border businesses and operations as well as materially and adversely affect our business, financial condition and results of operations.

Our business operations and financial position may be materially and adversely affected by any economic slowdown.

Our revenue and net income are impacted to a significant extent by economic conditions in globally, as well as economic conditions specific to our business. The global economy, markets and levels of spending by businesses and consumers are influenced by many factors beyond our control, including pandemics and other natural disasters.

We are heavily reliant on Charles Fernandez, our Executive Chairman and Chief Executive Officer, and the departure or loss of Mr. Fernandez could disrupt our business.

The Company depends heavily on the continued efforts of Charles Fernandez, our Executive Chairman and Chief Executive Officer. Mr. Fernandez is is essential to the Company’s strategic vision and would be difficult to replace. The departure or loss of Mr. Fernandez, or the inability to timely hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

We are heavily reliant on David Phipps, our President and Chief Executive Officer of Global Operations and a director, and the departure or loss of David Phipps could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, our President and Chief Executive Officer of Global Operations and a director. Mr. Phipps is the founder of Global Telesat Communications LTD (“GTC”) and is essential to the Company’s day-to-day operations and would be difficult to replace. The departure or loss of Mr. Phipps, or the inability to timely hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

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Our Director, President and Chief Executive Officer of Global Operations, David Phipps, has provided a personal guarantee to secure a line of credit for the Company.

The Company’s UK subsidiary, GTC has an over-advance line of credit with HSBC, for working capital needs. As of September 30, 2021, the over-advance limit is £25,000 or $33,566 at an exchange rate of 1.342642, with interest at 5.50% over Bank of England’s base rate or current rate of 6.25% variable. The advance is guaranteed by David Phipps, the Company’s President and Chief Executive Officer of Global Operations and a director. The Company has an American Express account for Orbital Satcom Corp. and an American Express account for GTC, both in the name of David Phipps who personally guarantees the balance owed.

However, there is potential for conflicts of interest between his personal interests and ours whether his guaranty is called upon or not. No assurance can be given that material conflicts will not arise that could be detrimental to our operations and financial prospects.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

We depend on key management as well as experienced and capable personnel generally, and any failure to attract, motivate and retain our staff could severely hinder our ability to maintain and grow our business.

Our future success is significantly dependent upon the continued service of our key executives and other key employees, particularly in new business areas we are expanding into. If we lose the services of any member of management or key personnel, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff.

As our business develops and evolves, it may become difficult for us to continue to retain our employees. A number of our employees, including many members of management, may choose to pursue other opportunities outside of us. If we are unable to motivate or retain these employees, our business may be severely disrupted and our prospects could suffer.

The size and scope of our ecosystem also require us to hire and retain a wide range of capable and experienced personnel who can adapt to a dynamic, competitive and challenging business environment. We will need to continue to attract and retain experienced and capable personnel at all levels, including members of management, as we expand our business and operations. Our various incentive initiatives may not be sufficient to retain our management and employees. Demand for talent in our industry is intense, and the availability of suitable and qualified candidates is limited. Competing demand for qualified personnel could cause us to offer higher compensation and other benefits to attract and retain them. Even if we were to offer higher compensation and other benefits, there can be no assurance that these individuals will choose to join or continue to work for us. Any failure to attract or retain key management and personnel could severely disrupt our business and growth.

Failure to deal effectively with fraudulent or illegal activities by our employees, business partners or service providers would harm our business.

Illegal, fraudulent, corrupt or collusive activities or misconduct, whether actual or perceived, by our employees could subject us to liability or negative publicity, which could severely damage our brand and reputation. We will implement internal controls and policies with regard to the review and approval of merchant accounts, interactions with business partners and government officials, account management, sales activities, data security and other relevant matters. However, there can be no assurance that our controls and policies will prevent fraud, corrupt or illegal activity or misconduct by our employees or that similar incidents will not occur in the future. As we expand our operations, in particular our businesses that provide services to governments and public institutions, we are subject to additional internal control and compliance requirements relating to corrupt and other illegal practices by our employees, and we may also be held liable for misconduct by our business partners and service providers. Failure to comply or ensure our employees, business partners and service providers to comply with these requirements, whether alleged or actual, could subject us to regulatory investigations and liabilities, which would materially and adversely affect our business operations, customer relationships, reputation and the trading price of our securities.

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If logistics service providers used by our merchants fail to provide reliable logistics services, our business and prospects, as well as our financial condition and results of operations, may be materially and adversely affected.

Interruptions to or failures in logistics services could prevent the timely or proper delivery of products to consumers, which would negatively impact our competitive position as well as harm the reputation of our ecosystem and the businesses we operate. These interruptions or failures may be due to events that are beyond the control of any of these logistics service providers, such as inclement weather, natural disasters, the COVID-19 pandemic, other pandemics or epidemics, accidents, transportation disruptions, including special or temporary restrictions or closings of facilities or transportation networks due to regulatory or political reasons, or labor unrest or shortages. These logistics services could also be affected or interrupted by business disputes, industry consolidation, insolvency or government shut-downs. The merchants in our ecosystem may not be able to find alternative logistics service providers to provide logistics services in a timely and reliable manner, or at all. If the products sold by merchants in our ecosystem are not delivered in proper condition, on a timely basis or at shipping rates that are commercially acceptable to marketplace participants, our business and prospects, as well as our financial condition and results of operations could be materially and adversely affected.

Failure to deal effectively with any fraud perpetrated and fictitious transactions conducted in our ecosystem, and other sources of customer dissatisfaction, would harm our business.

Although we are implementing various measures to detect and reduce the occurrence of fraudulent activities in connection with other businesses we operate, there can be no assurance that these measures will be effective in combating fraudulent transactions or improving overall satisfaction among our consumers, merchants and other participants. Additional measures that we take to address fraud could also negatively affect the attractiveness of our marketplaces and other businesses we operate to consumers or merchants. In addition, merchants on our marketplaces contribute to a fund to provide consumer protection guarantees. If our merchants do not perform their obligations under these programs, we may use funds that have been deposited by merchants in a consumer protection fund to compensate consumers. If the amounts in the fund are not sufficient, we may choose to compensate consumers for losses, although currently we are not legally obligated to do so. If, as a result of regulatory developments, we are required to compensate consumers, we would incur additional expenses. Although we have recourse against our merchants for any amounts we incur, there can be no assurance that we would be able to collect these amounts from our merchants.

Government authorities, industry watchdog organizations or other third parties may issue reports or engage in other forms of public communications concerning alleged fraudulent or deceptive conduct on our platforms. Negative publicity and user sentiment generated as a result of these reports or allegations could severely diminish consumer confidence in and use of our services, reduce our ability to attract new or retain current merchants, consumers and other participants, damage our reputation, result in shareholder or other litigation, diminish the value of our brand, and materially and adversely affect our business, financial condition and results of operations.

The control deficiencies in our internal control over financial reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

As of the end of the period ended December 31, 2020, our certifying officers have concluded that the Company’s disclosure controls and procedures were not effective due to our limited internal audit functions and lack of ability to have multiple levels of transaction review. We believe our disclosure controls and procedures were and remain not effective due to our limited internal audit functions and lack of ability to have multiple levels of transaction review in our internal control over financial reporting as of December 31, 2020, including those related to (i) a lack of segregation of duties within accounting functions, and (ii) the need for a new accounting system to effectively manage our increased volume of transactions. If we do not remedy our internal control over financial reporting or disclosure controls and procedures, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors to lose confidence in our reported financial information, which could lead to a decline in our stock price.

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Our e-commerce platforms could be disrupted by network interruptions.

Our e-commerce platforms depends on the efficient and uninterrupted operation of our computer and communications systems. System interruptions and delays may prevent us from efficiently processing the large volume of transactions on our marketplaces and other businesses we operate.

Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our facilities, including power outages, system failures, telecommunications delays or failures, construction accidents, break-ins to IT systems, computer viruses or human errors, could result in delays in or temporary outages of our platforms or services, loss of our, consumers’ and customers’ data and business interruption for us and our customers. Any of these events could damage our reputation, significantly disrupt our operations and the operations of the participants in our ecosystem and subject us to liability, heightened regulatory scrutiny and increased costs, which could materially and adversely affect our business, financial condition and results of operations.

Natural disasters or terrorist attacks could have an adverse effect on our business.

Natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation.

Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Our cybersecurity measures may not detect, prevent or control all attempts to compromise our systems or risks to our systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, risks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by our systems or that we otherwise maintain. Breaches or failures of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of user information, or denial-of-service or other interruptions to our business operations. In addition, breaches or failures of the systems and cybersecurity measures of our third-party service providers could also result in unauthorized access to our data and user information. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, there can be no assurance that we will be able to anticipate, or implement adequate measures to protect against, these attacks. Moreover, if the security of domain names is compromised, we will be unable to use the domain names in our business operations, which could materially and adversely affect our business operations, reputation and brand image. If we fail to implement adequate encryption of data transmitted through the networks of the telecommunications and Internet operators we rely upon, there is a risk that telecommunications and Internet operators or their business partners may misappropriate our data, which could materially and adversely affect our business operations and reputation.

Non-compliance with, or changes in, the legal and regulatory environment in the countries in which we operate could increase our costs or reduce our net operating revenues.

Our business is subject to various laws and regulations in the US and in the countries throughout the world in which we do business, including laws and regulations relating to commerce, intellectual property, trade, environmental, health and safety, commerce and contracts, privacy and communications, consumer protection, web services, tax, and state corporate laws and securities laws; and specifically in the communications equipment industry, many of which are still evolving and could be interpreted in ways that could harm our business. There is no assurance that we will be completely effective in ensuring our compliance with all applicable laws and regulations. Changes in applicable laws or regulations or evolving interpretations thereof, including increased government regulations, may result in increased compliance costs, capital expenditures and other financial obligations for us and could affect our profitability or impede the production or distribution of our products, which could affect our net operating revenues.

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Tightening of tax compliance efforts that affect our merchants could materially and adversely affect our business, financial condition and results of operations.

Tax legislation relating to the ecosystem is still developing. Governments may promulgate or strengthen the implementation of tax regulations that impose obligations on e-commerce companies, which could increase the costs to consumers and merchants and make our platforms less competitive in these jurisdictions. Governments may require e-commerce companies to assist in the enforcement of tax registration requirements and the collection of taxes with respect to the revenue or profit generated by merchants from transactions conducted on their platforms. We may also be requested by tax authorities to supply information about our merchants, such as transaction records and bank account information, and assist in the enforcement of other tax regulations, including the payment and withholding obligations against our merchants. As a result of more stringent tax compliance requirements and liabilities, we may lose existing merchants and potential merchants might not be willing to open storefronts on our marketplaces, which could in turn negatively affect us. Stricter tax enforcement by tax authorities may also reduce the activities by merchants on our platforms and result in liability to us. Any heightened tax law enforcement against participants in our marketing platforms (including imposition of reporting or withholding obligations on operators of marketplaces with respect to VAT of merchants and stricter tax enforcement against merchants generally) could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if property or people are harmed by the products and services sold through our platforms.

Government authorities place high importance on consumer protection. Moreover, as part of our growth strategy, we expect to increase our focus on food, food delivery, food supplements and beverages, mother care, cosmetics, baby care, pharmaceutical and healthcare products and services, as well as electronics products, both as a platform operator and as part of our directly operated business. We have also invested in companies involved in these sectors. These activities could pose increasing challenges to our internal control and compliance systems and procedures, including our control over and management of third-party service personnel, and expose us to substantial increasing liability, negative publicity and reputational damage arising from consumer complaints, harms to personal health or safety or accidents involving products or services offered through our platforms or provided by us.

Operators of e-commerce platforms are subject to certain provisions of consumer protection laws even where the operator is not the merchant of the product or service purchased by the consumer. In addition, if we do not take appropriate remedial action against merchants or service providers for actions they engage in that we know, or should have known, would infringe upon the rights and interests of consumers, we may be held jointly liable for infringement alongside the merchant or service provider.

We may also face increasing scrutiny from consumer protection regulators and activists, as well as increasingly become a target for litigation, in the United States, Europe and other jurisdictions.

Consumer complaints and associated negative publicity could materially and adversely harm our reputation and affect our business expansion. Claims brought against us under consumer protection laws, even if unsuccessful, could result in significant expenditure of funds and diversion of management time and resources, which could materially and adversely affect our business operations, net income and profitability.

Our business activities may be subject to the Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act 2010 (“UK Bribery Act”), and other similar anti-bribery and anti-corruption laws of other countries in which we operate.

We have conducted and have ongoing business operations in international locations, and may in the future initiate business operations in additional countries other than the U.S. Our business activities may be subject to the FCPA, the UK Bribery Act and other similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. The FCPA generally prohibits offering, promising, giving or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is regulated and therefore involves interaction with public officials, including officials of non-U.S. governments. There is no certainty that all of our employees, agents or contractors, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees and our business, prospects, operating results and financial condition.

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Our reputation, our brand and our business may be harmed by aggressive marketing and communications strategies of our competitors.

Due to intense competition in our industry, we have been and may be the target of incomplete, inaccurate and false statements and complaints about us and our products and services that could damage our reputation and brand and materially deter consumers and customers from spending in our ecosystem. In addition, competitors have used, and may continue to use, methods such as lodging complaints with regulators, initiating frivolous and nuisance lawsuits, and other forms of attack litigation and “lawfare” that attempt to harm our reputation and brand, hinder our operations, force us to expend resources on responding to and defending against these claims, and otherwise gain a competitive advantage over us by means of litigious and accusatory behavior. Our ability to respond on share price-sensitive information to our competitors’ misleading marketing efforts, including lawfare, may be limited during our self-imposed quiet periods around quarter ends consistent with our internal policies or due to legal prohibitions on permissible public communications by us during certain other periods.

As of February 11, 2022, our Chief Executive Officer and our Director, President and Chief Executive Officer of Global Operations together held approximately 29.6% of our Company, which could create conflicts of interest between them and our other stockholders.

Messrs. Fernandez’s and Phipps’ ownership of Company common stock may create conflicts of interest or require judgments that are disadvantageous to our stockholders. The Board’s Audit Committee must review and pre-approve related party transactions. However, we cannot provide assurance that the policy will be successful in eliminating conflicts of interest.

Risks Related To Digital Assets

We may lose our private keys to our digital wallets, causing a loss of all of our digital assets.

Digital assets, such as cryptocurrencies, are stored in a so-called “digital wallet”, which may be accessed to exchange a holder’s digital assets, and is controllable by the processor of both the public key and the private key relating to this digital wallet in which the digital assets are held, both of which are unique. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost. If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or could have a material adverse effect on our business, prospects, financial condition, and operating results.

The storage and custody of our digital assets that we may potentially acquire or hold in the future are subject to cybersecurity breaches and adverse software events.

In addition to the risk of a private key loss to our digital wallet, see “Risks Related To Digital Assets -We may lose our private keys to our digital wallets, causing a loss of all of our digital assets”, the storage and custody of our digital assets could also be subject to cybersecurity breaches and adverse software events. In order to minimize risk, we plan to establish processes to manage wallets, or software programs where assets are held, that are associated with our digital asset holdings.

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A “hot wallet” refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in “cold” storage, but they are also more susceptible to hackers and other technical vulnerabilities. “Cold storage” refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our digital assets.

We generally plan to hold the majority of our digital assets in cold storage to reduce the risk of malfeasance; however we may also use third-party custodial wallets and, from time to time, we may use hot wallets or rely on other options that may develop in the future. If we use a custodial wallet, there can be no assurance that such services will be more secure than cold storage or other alternatives. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict.

Regardless of the storage method, the risk of damage to or loss of our digital assets cannot be wholly eliminated. If our security procedures and protocols are ineffective and our cryptocurrency assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise. A security breach could also harm our reputation. A resulting perception that our measures do not adequately protect our digital assets could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our digital assets may be subject to loss, theft, hacking, fraud risks and restriction on access.

There is a risk that some or all of our digital assets could be lost or stolen. Hackers or malicious actors may launch attacks to steal or compromise cryptocurrencies, such as by attacking the network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Digital asset transactions and accounts are not insured by any type of government program and cryptocurrency transactions generally are permanent by design of the networks. Certain features of digital asset networks, such as decentralization, the open source protocols, and the reliance on peer-to-peer connectivity, may increase the risk of fraud or cyber-attack by potentially reducing the likelihood of a coordinated response.

Cryptocurrencies have suffered from a number of recent hacking incidents and several cryptocurrency exchanges and miners have reported large cryptocurrency losses, which highlight concerns over the security of cryptocurrencies and in turn affect the demand and the market price of cryptocurrencies. For example, in August 2016, it was reported that almost 120,000 Bitcoin worth around $78 million at the time were stolen from Bitfinex, a large Bitcoin exchange. The value of Bitcoin immediately decreased by more than 10% following reports of the theft at Bitfinex. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of Bitcoin, Ether and other digital assets as the market grew increasingly concerned about the security of digital assets. Following South Korean-based exchange Coinrail’s announcement in early June 2018 about a hacking incident, the price of Bitcoin and Ether dropped more than 10%. In September 2018, Japan-based exchange Zaif also announced that approximately $60 million worth of digital assets, including Bitcoin, was stolen due to hacking activities.

We may be in control and possession of one of the more substantial holdings of digital assets. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Cyber-attacks may also target our miners or third-parties and other services on which we depend. Any potential security breaches, cyber-attacks on our operations and any other loss or theft of our digital assets, which could expose us to liability and reputational harm and could seriously curtail the utilization of our services.

Incorrect or fraudulent digital asset transactions may be irreversible.

Digital asset transactions generally are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent digital asset transactions could adversely affect our investments and assets.

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Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the digital assets from the transaction. While theoretically digital asset transactions may be reversible with the control or consent of a majority of processing power on the network, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal.

Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a digital asset or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital asset. The market participants, therefore, are presently reliant on existing private investigative entities to investigate any potential loss of our digital assets. These third-party service providers rely on data analysis and compliance of ISPs with traditional court orders to reveal information such as the IP addresses of any attackers. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business, prospects, financial condition and operating results, including our ability to continue as a going concern.

Acceptance and widespread use of digital assets is uncertain.

Currently, there is a relatively limited use of any digital assets in the retail and commercial marketplace, contributing to price volatility. Price volatility undermines any digital asset’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Banks and other established financial institutions may refuse to process funds for transactions, process wire transfers to or from exchanges, or service providers, or maintain accounts for persons or entities transacting in digital assets. Furthermore, a significant portion of demand for digital assets is generated by speculators and investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset.

The relative lack of acceptance of digital assets in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our business, prospects, financial condition and operating results.

Ownership of digital assets is pseudonymous, and the supply is often unknown. Individuals or entities with substantial holdings may engage in large-scale sales or distributions, either on non- market terms or in the ordinary course, which could disproportionately and negatively affect the market, result in a reduction in the price of the digital asset and materially and adversely affect the price of our common stock.

Generally, there is no registry showing which individuals or entities own a digital asset or the quantity that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of a digital asset from selling it. To the extent such large holders engage in large-scale sales or distributions, either on non-market terms or in the ordinary course, it could negatively affect the market for the digital asset and result in a reduction in the price. This, in turn, could materially and adversely affect the price of our stock, our business, prospects, financial condition, and operating results.

Because there has been limited precedent set for financial accounting for digital assets, the determinations that we have made for how to account for digital assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting for digital assets and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for cryptocurrency transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change the accounting methods we currently intend to employ in respect of our anticipated revenues and assets and restate any financial statements produced based on those methods. Such a restatement could adversely affect our business, prospects, financial condition and results of operation.

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The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in digital assets is subject to a variety of factors that are difficult to evaluate.

Digital assets are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry, in general, and the digital asset networks, in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

●	continued worldwide growth in the adoption and use of digital assets;
●	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;
●	the maintenance and development of the open-source software protocol of the network;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of forms or methods of buying and selling goods and services, including new means of using fiat currencies;
●	general economic conditions and the regulatory environment relating to digital assets; and
●	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.

The outcome of these factors could have negative effects on our ability to pursue our business strategy, which could have a material adverse effect on our business, prospects, financial condition, and operating results as well as potentially negative effect on the value of digital assets that we may potentially acquire or hold in the future.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that distribute digital assets, provide digital asset-related services or that accept digital assets as payment.

A number of companies that provide digital asset-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with digital assets may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to maintain these services for our business.

The difficulty that many businesses that distribute digital assets, provide digital asset-related services or that accept digital assets as payment have and may continue to have in finding banks and financial institutions willing to provide them services may decrease the usefulness of cryptocurrencies as a payment system and harm public perception of cryptocurrencies. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses distributing digital assets, providing digital asset- related services or accepting digital assets as payment. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company. Such factors would have a material adverse effect on our business, prospects, financial condition, and operating results.

We may face risks of Internet disruptions, which could have a material adverse effect on the price of digital assets.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, digital assets are dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have a material adverse effect on the price of digital assets and, consequently, our business, prospects, financial condition, and operating results.

Risks Related to Doing Business in China

We contemplate that our business expansion, if successful, will result in an increase in the business we do in China. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial conditions and results of operations.

Currently we do not have operations in China. However, as our e-commerce business expands we expect to market our products and services in China, and perhaps establish operations in China at a future time, all of which would expose our business, prospects, financial condition and results of operations to an increasingly significant extent to political, economic and social conditions in China generally.

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The Chinese economy differs from the economies of most developed countries in many respects, including the degree of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned or controlled by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and in various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

The growth rate of the Chinese economy has gradually slowed since 2010. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes, where prior court decisions have limited precedential value. The PRC legal system is evolving rapidly, and the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties. Although we have taken measures to comply with the laws and regulations applicable to our business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating our business. Moreover, developments in our industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies. As a result, we may be required by the regulators to upgrade the licenses or permits we may obtain, to obtain additional licenses, permits, approvals, to complete additional filings or registrations for the services we provide, or to modify our business practices. Any failure to upgrade, obtain or maintain such licenses, permits, filings or approvals or requirement to modify our business practices may subject us to various penalties, including, among others, the confiscation of revenues and imposition of fines. We cannot assure you that our business operations would not be deemed to violate any existing or future PRC laws or regulations, which in turn may limit or restrict us, and could materially and adversely affect our business and operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effect. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

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Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our securities.

We believe that recent litigation and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies. Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our securities to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of our securities. For example, to the extent that we need to convert Renminbi we receive in payment for products and services into U.S. dollars to pay our operating expenses, depreciation of Renminbi against the U.S. dollar would have an adverse effect on the amount of the U.S. dollars we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our securities.

In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into other currencies, such as the U.S. dollar. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Approval from or registration with appropriate government authorities or delegated banks is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient currency to satisfy our US or PRC currency demands, our operations could be adversely affected.

Risks Related to Our Securities

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 50,000,000 shares of common stock and 3,333,333 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock.

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You will experience future dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 3,333,333 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Our common stock and warrants are thinly traded and there can be no assurance that a more active public market will ever develop. Failure to develop or maintain an active trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

Our common stock and Warrants have are listed on Nasdaq but there can be no assurance that an active trading market will develop for our shares and Warrants. Should we fail to satisfy the Nasdaq continued listing standards, the trading price of our common stock could suffer and the trading market for our common stock and warrants may be less liquid and our common stock price and warrant price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock and warrants.

Provisions of our Nasdaq listed Warrants could discourage an acquisition of us by a third party.

Certain provisions of our Nasdaq listed Warrants could make it more difficult or expensive for a third party to acquire us. The Nasdaq listed Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Nasdaq listed Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a de-listing of our common stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

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Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	conversions from preferred stock to common stock;
●	sales of our common and preferred stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021. Because we will not be receiving any proceeds pursuant to the sale of any shares by the Selling Stockholders, our capitalization table is not adjusted to reflect such sales. You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus.

As of
September 30, 2021
Capitalization	(unaudited)
Common Stock Issued, $0.0001 par value	$647
Additional Paid-In Capital	37,090,491
Statutory Reserves	-
Retained Earnings	(18,445,638)

Accumulated Other Comprehensive Income	18

Total:	$18,645,518

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Stockholders, and we will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders. For additional information regarding the issuances of those shares of Common Stock, see “January 2022 Private Placement of Common Stock” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock, as of February 11, 2022.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the number of shares of common stock issued to the Selling Stockholders in the “January 2022 Private Placement of Common Stock” described above as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

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The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering†	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering†	Percentage of shares of Common Stock Owned After Offering†
‡Charles M. Fernandez (1) Executive Chairman and Chief Executive Officer	2,186,953	679,013	1,507,940	15.1%
P B Capital B.V.(2)	679,013	679,013	-	*
‡Rodney Barreto, Director	380,371	370,371	10,000	*
Richard Barbara	7,717	7,717	-	*
Robert D. Keyser Jr.(3)	208,978	77,161	131,817	1.4%
Maynard Hellman	64,929	61,729	3,200	*
‡David Phipps(4) Director and President of NextPlat. Chief Executive Officer of Global Operations	694,621	46,297	648,324	6.6%
‡Douglas Ellenoff, Vice Chairman and Chief Business Development Strategist(5)(6)
● held indirectly for Sabrina Allan(6)	46,297	46,297	-	*
● held directly	365,000	40,000	300,000	3.3%
Cliff Berger	77,161	77,161	-	*
Ockham Family Partners LLC(7)	30,865	30,865	-	*
‡Louis Charles Cusimano, Director	25,433	15,433	10,000	*
Gary Phillips	50,865	30,865	20,000	*
Caryn Grossman	30,865	30,865	-	*
‡Paul R. Thomson, Executive Vice President and Chief Financial Officer (8)	65,433	15,433	50,000	*
DL2 Capital LLC(9)	245,063	30,865	214,198	2.2%
The Eric Moscahlaidis Beneficiary Irrevocable Trust(10)	30,865	30,865	-	*

‡ Officer or Director of NextPlat Corp.

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* Indicates beneficial ownership of less than 1% of the outstanding common stock.

† Determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the Selling Stockholder has sole or shared voting power or investment power and also any shares that the Selling Stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The percentage of shares beneficially owned is based on 9,293,096 shares of our common stock outstanding at February 11, 2022.

(1) Represents (i) 1,549,453 shares of common stock of the Company held directly by Charles M. Fernandez, (ii) 37,500 shares of Common Stock underlying options to purchase Common Stock exercisable within 60 days, and (iii) 600,000 shares of Common Stock underlying warrants to purchase Common Stock that are currently exercisable.

(2) Represents 679,013 shares of common stock of the Company held directly by P B Capital B.V., formed in the Netherlands.

(3) Represents (i) 132,947 shares of common stock held directly by Robert D. Keyser Jr., (ii) 50,786 shares of Common Stock underlying warrants to purchase Common Stock that are currently exercisable (ii) 25,245 shares of common stock held by Auxol Capital LLC, of which Mr. Keyser is a 50% member, and (iii) 5,000 shares of Common Stock underlying warrants to purchase Common Stock that are currently exercisable held by Dawson James Securities Inc., of which Mr. Keyser has sole dispositive voting power.

(4) Represents (i) 393,287 shares of common stock held directly by David Phipps, and (ii) 301,334 shares of common stock issuable upon exercise of options.

(5) Represents (i) 65,000 shares of common stock held directly by Douglas Ellenoff and 46,297 shared held indirectly through Sabrina Allan and (ii) options to purchase 300,000 shares of common stock that are currently exercisable.

(6) Douglas Ellenoff may be deemed to share voting and investment power over the shares held Sabrina Allan.

(7) James Dowd may be deemed to share voting and investment power over the shares held by Ockham Family Partners LLC.

(8) Represents (i) 35,433 shares of common stock held directly by Paul R. Thomson and (ii) 30,000 shares of common stock issuable upon exercise of options.

(9) Represents (i) 126,686 shares of common stock held directly by DL2 Capital LLC, (ii) 48,195 shares of common stock held directly by Daniyel Erdberg, (iii) 55,000 shares of common stock issuable upon exercise of options held by Daniyel Erdberg that are currently exercisable, and (iv) 15,000 shares of common stock issuable upon exercise of warrants held by Daniyel Erdberg that are currently exercisable. Daniyel Erdberg, the Manager of DL2 Capital LLC, may be deemed to share voting and investment power over the shares held DL2 Capital LLC.

(10) Eric Moscahlaidis may be deemed to share voting and investment power over the shares held by The Eric Moscahlaidis Beneficiary Irrevocable Trust.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Schiff Hardin LLP, Washington, DC.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of RBSM LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPENSES

Item 14.	Other Expenses of Issuance and Distribution.

We estimate the fees and expenses to be incurred by us in connection with the resale of the shares in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee	$703
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Miscellaneous expenses	$1,000

Total	$26,703

All amounts are estimated except the SEC registration fee.

Item 15.	Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes. NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

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Our Articles of Incorporation provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our Bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Item 16.	Exhibits

Exhibit	Title

4.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit A of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2022).
4.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit A of Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 27, 2022).
5.1**	Opinion of Schiff Hardin LLP
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2022).
23.1*	Consent of RBSM LLP
23.2**	Consent of Schiff Hardin LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page)
107	Filing Fee Table

* Filed herewith

** To be filed by amendment

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Aventura, State of Florida, on February 15, 2022.

NEXTPLAT CORP

By:	/S/ Charles M. Fernandez
Name:	Charles M. Fernandez
Title:	Chief Executive Officer and Executive Chairman of the Board

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Phipps and Paul R. Thomson his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles M. Fernandez	Chief Executive Officer and Executive	February 15, 2022
Charles M. Fernandez	Chairman of the Board (Principal Executive Officer)

/s/ Douglas S. Ellenoff	Vice Chairman and Chief Business	February 15, 2022
Douglas S. Ellenoff	Development Strategist

/s/ Paul R. Thomson	Executive Vice President and Chief Financial	February 15, 2022
Paul R. Thomson	Officer (Principal Financial Officer)

/s/ Theresa Carlise	Chief Accounting Officer, Treasurer	February 15, 2022
Theresa Carlise	and Secretary (Principal Accounting Officer)

/s/ David Phipps	Director and President of NextPlat, Chief	February 15, 2022
David Phipps	Executive Officer of Global Operations

/s/ Hector Delgado	Director	February 15, 2022
Hector Delgado

/s/ John Miller	Director	February 15, 2022
John Miller

/s/ Kendall Carpenter	Director	February 15, 2022
Kendall Carpenter

/s/ Louis Cusimano	Director	February 15, 2022
Louis Cusimano

/s/ Rodney Barreto	Director	February 15, 2022
Rodney Barreto

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